As filed with the Securities and Exchange Commission on March 10, 2008
 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

SONICWALL, INC.
(Exact name of Registrant as specified in its charter)

CALIFORNIA		77-0270079
(State of incorporation)		(I.R.S. Employer Identification Number)
1143 Borregas Avenue Sunnyvale, CA 94089
(Address, including zip code, of Registrant’s principal executive offices)

SONICWALL, INC. 1998 STOCK OPTION PLAN (Full title of the plan)

Frederick M. Gonzalez Vice President, General Counsel and Corporate Secretary SONICWALL, INC. 1143 Borregas Avenue Sunnyvale, CA 94089 (408) 745-9600
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Page Mailliard, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

Large accelerated filer ☐  Accelerated filer ☒
Non-accelerated filer ☐     Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, without par value: Reserved for future issuance under the SonicWALL, Inc. 1998 Stock Option Plan, as amended............................................................	2,499,104 shares	$8.21 (2)	$20,517,643.84	$806.35

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Company’s Common Stock as reported on the Nasdaq Global Market System on March 6, 2008, which was $8.21 per share.

SONICWALL, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Commission:

1)
SonicWALL, Inc.’s (the “Company” or the “Registrant”) Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2)
The Company’s Current Reports on Form 8-K, filed on February 15, 2008, February 12, 2008 and January 10, 2008 pursuant to Section 13 of the Exchange Act.  The Company specifically excludes from incorporation such information that has been furnished and not filed pursuant to Item 2.02 of the Company’s Current Reports on Form 8-K filed with Commission on February 6, 2008 and January 10, 2008.

3)	All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s filing referred to in paragraph (1) above.
4)	The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A as filed pursuant to Section 12(g) of the Exchange Act on October 19, 1999.

 In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties.  The Company’s actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

Article V of the Registrant’s Amended and Restated Articles of Incorporation provides for indemnification of directors and officers to the maximum extent permitted by California law.  Pursuant to the authority provided by its Amended and Restated Articles of Incorporation, the Registrant has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Registrant, and providing for certain other protections.

Article VI of the Registrant’s Bylaws provides (subject to certain limitations) for indemnification to the maximum extent permitted by the Corporations Code of California of agents of the Registrant, including officers and directors, who were or are parties to any action or proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with all threatened, pending or completed actions or proceedings, including civil, criminal, administrative and investigative actions and proceedings that arise by reason of the fact that any such persons are or were agents of the Registrant.

The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit
Number                      Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC as to legality of securities being registered.

10.1(1)	SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.2(2)	Form of Stock Option Agreement for issuance to non-executive officer employees under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.3(3)	Form of Stock Option Agreement for issuance to executive officer employees under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.4(4)	Form of Stock Option Agreement for issuance to non-employee directors under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

23.1                        Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

________

(1)	Incorporated by reference to Exhibit 10.1 filed with the Company’s registration statement on Form S-8 (File No. 333-125074) filed with the Commission on May 19, 2005.

(2)	Incorporated by reference to Exhibit 10.2 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.

(3)	Incorporated by reference to Exhibit 10.5 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.

(4)	Incorporated by reference to Exhibit 10.1 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on March 10, 2008.

SonicWALL, Inc.
Date: March 10, 2008	By:	/s/ Robert D. Selvi
Robert D. Selvi
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Selvi and Frederick M. Gonzalez, each of them, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Medeiros	President and Chief Executive Officer and Director	March 10, 2008
Matthew Medeiros	(Principal Executive Officer)

/s/ Robert D. Selvi	Chief Financial Officer	March 10, 2008
Robert D. Selvi	(Principal Financial Officer)

/s/ Robert B. Knauff	Chief Accounting Officer	March 10, 2008
Robert B. Knauff	(Principal Accounting Officer)

/s/ John C. Shoemaker	Chairman of the Board	March 10, 2008
John C. Shoemaker

/s/ Edward F. Thompson	Director	March 10, 2008
Edward F. Thompson

/s/ Charles D. Kissner	Director	March 10, 2008
Charles D. Kissner

/s/ Cary H. Thompson	Director	March 10, 2008
Cary H. Thompson

/s/ David W. Garrison	Director	March 10, 2008
David W. Garrison

/s/ Charles Berger	Director	March 10, 2008
Charles Berger

/s/ Clark H. Masters	Director	March 10, 2008
Clark H. Masters

SONICWALL, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC as to legality of securities being registered.

10.1(1)	SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.1(2)	Form of Stock Option Agreement for issuance to non-executive officer employees under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.1(3)	Form of Stock Option Agreement for issuance to executive officer employees under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.1(4)	Form of Stock Option Agreement for issuance to non-employee directors under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

________

(1)	Incorporated by reference to Exhibit 10.1 filed with the Company’s registration statement on Form S-8 (File No. 333-125074) filed with the Commission on May 19, 2005.

(2)	Incorporated by reference to Exhibit 10.2 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.

(3)	Incorporated by reference to Exhibit 10.5 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.

(4)	Incorporated by reference to Exhibit 10.1 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.

Exhibit 5.1
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California  94304-1050
Tel (650) 493-9300   Fax (650) 845-5000

March 10, 2008

SonicWALL, Inc.
1143 Borregas Avenue
Sunnyvale, CA 94089

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by SonicWALL, Inc., a California corporation (the “Company” or “you”), with the Securities and Exchange Commission on or about March 10, 2008, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 2,499,104 shares of your Common Stock (the “Plan Shares”) reserved for issuance under the 1998 Stock Option Plan (the “Plan”).  As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Plan Shares to be issued under the Plan.

It is our opinion that, when issued and sold in compliance with the applicable prospectus delivery requirements and in the manner referred to in the Plan and pursuant to the agreements that accompany the Plan, and upon completion of the actions being taken or proposed to be taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Plan Shares, when issued and sold in the manner described under the Plan and the agreements that accompany the Plan, will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments or supplements thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 of SonicWALL, Inc. of our reports dated March 7, 2008, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in SonicWALL Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ARMANINO McKENNA LLP
San Ramon, California
March 7, 2008